Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the  reference  to our firm under the  caption  "Experts"  in this
Registration   Statement  on  Form  S-8  and  related   Prospectus  and  to  the
incorporation by reference therein of our report dated June 25, 2001, with respect to the financial statements and schedule of the BP Employee Savings Plan included in its Annual Report on Form 11-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Ernst & Young LLP
Chicago, Illinois
November 29, 2001